Exhibit 3.99

C-101 Prescribed by Secretary of State - Ted W. Brown.

Articles of Incorporation —OF—	Approved For Filing By Date Amount
DAYTON AUTO SALVAGE POOL, INC.
(Name of Corporation)

The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation, for profit, under Section 1701.01 et seq. of the Revised Code of Ohio, do hereby certify:

FIRST. the name of said corporation shall be Dayton Auto Salvage Pool, Inc.

SECOND. The Place in Ohio where its principal office is to be located is Jefferson Township , Montgomery County.
(City, Village or Township)

THIRD. The purposes for which it is formed are:

To won, operate and manage a motor vehicle salvage business and to do all other things necessary, useful or convenient in carrying on the business aforesaid and to engage in any lawful act or activity for which corporations may be formed under Section 1701.01 to 1701.98 inclusive, of the Ohio Revised Code.

FOURTH. The number of shares which the corporation is authorized to have outstanding is:

Seven hundred fifty (750) shares, all of which shall be common shares without par value.

FIFTH. The amount of stated capital with which the corporation shall begin business is Five Hundred Dollars ($ 500.00 ).

IN WITNESS WHEREOF, We have hereunto subscribed our names this 9th day of March , 1979.

DAYTON AUTO SALVAGE POOL, INC.
(Name of Corporation)

/s/Bradley J. Hausfeld
Bradley J. Hausfeld

(INCORPORATORS’ NAMES SHOULD BE TYPED OR PRINTED BENETH SIGNATURES)

N.B.	Articles will be returned unless accompanied by form designating statutory agent. See Section 1701.07, Revised Code of Ohio.

Form SH AMD, August 1083	Charter #	531796
Prescribed by Sherrod Brown	Approved by	JKG
Secretary of State	Date	3/22/88
	Fee $	35.00

Certificate of Amendment

By Shareholders

in the Articles of Incorporation of

Dayton Auto Salvage Pool, Inc. (Charter No. 531796)
(Name of Corporation)

Bradley J. Hausfeld, who is     ☐   Chairman of the Board    ☒  President    ☐  Vice President (Check one) and Christine P. Hausfeld, who is    ☒  Secretary    ☐  Assistant Secretary (Check one)

of the above named Ohio corporation for profit with its principal location at Jefferson Township Montgomery, Ohio do hereby certify that: (check the appropriate box and complete the appropriate statements)

☐	a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on , 19 , at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise % of the voting power of the corporation.

☒	In a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose,

the following resolution to amend the articles was adopted:

RESOLVED, that the Articles of Incorporation of this Corporation be amended as follows:

FIRST, the name of said Corporation shall be Auto Disposal Systems, Inc.

IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 22 day of March, 1988.

BY	Illegible
(Chairman, President [undecipherable])

BY	Illegible
(Secretary of Assistant [undecipherable])

NOTE:	Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

Doc ID        200321100820

	Prescribed by J. Kenneth Blackwell Ohio Secretary of State Central Ohio: (614) 466-3918 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	Expedite this Form (Select One)
Mail Form to one of the Following
☐ Yes PO Box 1390 Columbus, OH 43216 ***Requires an additional fee of $100***

www.state.oh.us/sos e-mail: busserv@sos.state.oh.us		☒ No PO Box 1390 Columbus, OH 43216

Certificate of Amendment by
Shareholders of Members	Amendment/Restatement/Correction

(Domestic)

Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)

(1) ☒ Domestic for Profit		(2) ☐ Domestic Non-Profit
☐ Amended (122-AMAP)	☒ Amendment (125-AMDS)	☐ Amended (126-AMAN)	☐ Amendment (128-AMD)

Complete the general information in this section for the box checked above.

Name of Corporation                 AUTO DISPOSAL SYSTEMS, INC.

Charter Number                         531796

☐	Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

☐  A meeting of the            ☐  shareholders            ☐  members was duly called and held on

                                                                                                                                                                        (Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise             % as the voting power of the corporation.

☒	In a writing signed by all of the ☒ shareholders ☐ members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

Clause applies if amended box is checked.

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

All of the following information must be completed if an amended box is checked. If an amendment box is checked, complete the areas that apply.

FIRST: The name of the corporations is: AUTO DISPOSAL SYSTEMS, INC.

SECOND: The place in the State of Ohio where its principal office is located is in the City of:
__________________________ ____________
(city, village or township) (county)

THIRD: The purposes of the corporation are as follows:

FOURTH: The number of shares which the corporation is authorized to have outstanding is: 100,000 (Does not apply to box (2))

Must be authenticated by an authorized representative	THOMAS J. HAUSFELD, Secretary	July 28, 2003
	Authorized Representative	Date

	Authorized Representative	Date

	Authorized Representative	Date